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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81820) pertaining to the Amended and Restated 2001 Incentive Compensation Plan, the Registration Statement (Form S-8 No. 333-82288) pertaining to the 1986 Incentive Stock Option Plan and the 1996 Stock Option Plan, the Registration Statement (Form S-8 No. 333-82286) pertaining to the 2000 Nonstatutory Stock Option Plan, the Registration Statement (Form S-8 No. 333-82282) pertaining to the Amended and Restated 2001 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-99529) pertaining to the Amended and Restated 2001 Incentive Compensation Plan, and the Registration Statement (Form S-8 No. 333-99531) pertaining to the Corrected Amended and Restated 2001 Employee Stock Purchase Plan of our report dated July 26, 2002 with respect to the consolidated financial statements and schedule of Synaptics Incorporated as of June 30, 2002 and for each of the two years in the period then ended included in the Annual Report (Form 10-K) for the year ended June 30, 2003.

                                          /s/ Ernst & Young LLP

San Jose, California
September 10, 2003